UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street Los Angeles, California 90021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 24, 2010, Guess?, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”).  As of May 6, 2010, the record date for the Annual Meeting, there were a total of 93,318,756 shares of common stock of the Company outstanding and eligible to vote.  At the Annual Meeting, 86,885,911 shares were represented in person or by proxy and, therefore, a quorum was present.

At the Annual Meeting, the shareholders of the Company voted on and approved the following matters:

1.                                      The election of three directors to serve on the Company’s Board of Directors for a term of three years each and until their successors are duly elected and qualified.

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Judith Blumenthal	82,577,947	464,439	3,843,525
Anthony Chidoni	82,571,047	471,339	3,843,525
Paul Marciano	77,155,274	5,887,112	3,843,525

2.                                      The re-approval of the Guess?, Inc. Annual Incentive Bonus Plan so that performance-based cash compensation paid thereunder will continue to be deductible by the Company for federal income tax purposes.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
81,964,927	4,519,811	401,173	-0-

3.                                      The ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 29, 2011.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
86,810,405	50,573	24,933	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2010	GUESS?, INC.

	By:	/s/ Dennis R. Secor

Dennis R. Secor
Senior Vice President and
Chief Financial Officer